Exhibit 3.17

ARTICLES OF ORGANIZATION

OF

DT REALTY, LLC

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia, the undersigned states as follows:

ARTICLE I

NAME

The name of the limited liability company is DT Realty, LLC.

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

The post-office address of the initial registered office in Virginia is 999 Waterside Drive, Suite 1700, Norfolk, Virginia 23510, located in the City of Norfolk, Virginia. The registered agent’s name is William A. Old, Jr., whose business address is identical with the registered office. The registered agent is an individual who is a resident of Virginia and a member of the Virginia State Bar.

ARTICLE III

PRINCIPAL OFFICE

The post office address of the principal office where the records will be maintained pursuant to Virginia Code Section 13.1-1028 is 500 Volvo Parkway, Chesapeake, Virginia 23320, located in the City of Chesapeake, Virginia.

ARTICLE IV

MANAGEMENT

The limited liability company shall be managed by one or more managers.

IN WITNESS WHEREOF, the undersigned organizer has set forth his signature to these Articles of Organization on this 25th day of May, 2010.

ORGANIZER:

/s/ Lamont Maddox
Lamont Maddox

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, MAY 26, 2010

The State Corporation Commission has found the accompanying articles submitted on behalf of DT Realty, LLC to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this CERTIFICATE OF ORGANIZATION be issued and admitted to record with the articles of organization in the Office of the Clerk of the Commission, effective May 26, 2010.

STATE CORPORATION COMMISSION

By	/s/ James C. Dimitri
James C. Dimitri
Commissioner

DLLCACPT

CIS0354

10-05-25-0654

Commonwealth OF Virginia

State Corporation Commission

I Certify the Following from the Records of the Commission:

The foregoing is a true copy of the articles of organization filed in the Clerk’s Office of the Commission by DT Realty, LLC on May 26, 2010.

Nothing more is hereby certified.

Signed and Sealed at Richmond on this Date: January 7, 2015
/s/ Joel H. Peck
Joel H. Peck, Clerk of the Commission

CIS0502